EXHIBIT 32. 1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ruby Creek Resources, Inc. for the quarterly period ended May 31, 2010 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Robert Slavik, President and Chief Executive Officer and Myron Landin, Chief Financial Officer, each hereby certifies that, to their knowledge, the Report on Form 10-Q of Ruby Creek Resources Inc.:

(1)   The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert Slavik
Robert Slavik
President, Chief Executive Officer, Director

July 15, 2010

/s/ Myron Landin
Myron Landin, CPA
Chief Financial Officer,

July 15, 2010